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                                                                 Exhibit (23)(f)



            Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 27, 2004 with respect to the financial statements of Emirates CMS Power Company PJSC for the year ended December 31, 2003 included in Amendment No. 1 to the Registration Statement on Form S-4 and the related Prospectus of CMS Energy Corporation dated August 25, 2004.



                                         /s/ Ernst & Young



Abu Dhabi, United Arab Emirates
August 25, 2004